UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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VALIDUS HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)
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Validus Holdings, Ltd.
Bermuda Commercial Bank Building
19 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Mailing Address:
 Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusre.bm
June 8, 2009
The Board of Directors of IPC Holdings, Ltd.
c/o James P. Bryce, President and Chief Executive Officer
     American International Bldg.
     29 Richmond Road
     Pembroke, HM 08
     Bermuda
Re: Further Increased Offer by Validus Holdings, Ltd. (“Validus”) to IPC Holdings, Ltd. (“IPC”)
Dear Sirs:
On behalf of Validus, I am writing to further increase our offer pursuant to which Validus would pay a premium to the holders of IPC shares and Validus and IPC would amalgamate in a share-for-share exchange. We are prepared to amalgamate with IPC for total consideration consisting of 1.1234 Validus voting common shares and cash of $3.75 for each outstanding IPC share, an increase in the cash consideration of $0.75 for each outstanding IPC share from our May 18, 2009 offer. The increased offer provides IPC shareholders with total consideration of $30.67 per IPC share based on Validus’ closing price on Friday, June 5, 2009, a 9.8% premium to IPC’s closing price that day and a 24.9% premium based on the closing prices of Validus and IPC on March 30, 2009, the last trading day before the announcement of Validus’ initial offer.
This significant cash increase underscores our strong commitment to the acquisition of IPC and reinforces the clear superiority of our offer over IPC’s proposed amalgamation with Max Capital Group Ltd. (“Max”), providing IPC shareholders with the opportunity to receive a significantly larger cash component than under the proposed amalgamation with Max and the opportunity to benefit from being part of a much stronger, far more profitable, and well-diversified company.

Our board of directors has approved the submission of our further increased offer and delivery of the enclosed signed second amendment to the amalgamation agreement that we delivered to you on March 31, 2009, as amended by the amendment to the amalgamation agreement that we delivered to you on May 18, 2009, so that, upon termination of the Agreement and Plan of Amalgamation among IPC, IPC Limited and Max, dated as of March 1, 2009 (as amended, the “Max Plan of Amalgamation”), you have the certainty of our transaction and are able to sign the amalgamation agreement that was delivered to you on March 31, 2009 and the amendments thereto. Our further increased offer remains structured as a reorganization for U.S. federal income tax purposes and does not require any external financing. It is also not conditioned on a specified rating by the rating agencies. The only conditions to our offer are those contained in the executed amalgamation agreement, as amended, which we have left substantially the same as those contained in your agreement with Max to facilitate your Board’s ability to execute our agreement without delay.
As you know, we previously commenced an Exchange Offer and will continue to pursue our previously announced Scheme of Arrangement. We will also be amending the terms of the Exchange Offer and Scheme of Arrangement to reflect the improved economic terms of our offer described above.
We firmly believe that the IPC Board should refrain from taking any further action which could compromise the ability of IPC’s shareholders to obtain the benefits of our more favorable transaction. Therefore, if IPC’s shareholders reject the proposed Max amalgamation on June 12th, we urge the IPC Board to do the right thing by immediately terminating the Max Plan of Amalgamation and agreeing to the superior value of our offer for the benefit of IPC’s shareholders. We and our financial advisors, Greenhill & Co., LLC, and our legal advisors, Cahill Gordon & Reindel LLP and Skadden, Arps, Slate, Meagher & Flom LLP, are prepared to move forward immediately.

Sincerely,
/s/ Edward J. Noonan

Edward J. Noonan
Chairman and Chief Executive Officer
Enclosure

cc:	Robert F. Greenhill Greenhill & Co., LLC John J. Schuster Cahill Gordon & Reindel LLP Stephen F. Arcano Skadden, Arps, Slate, Meagher & Flom LLP

Validus Holdings, Ltd.
Bermuda Commercial Bank Building
19 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Mailing Address:
 Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusre.bm
VALIDUS FURTHER INCREASES OFFER FOR IPC HOLDINGS
Increased Offer Provides Total Current Consideration of
$30.67 per IPC Share, Including $3.75 in Cash
Validus Urges IPC Shareholders to Vote AGAINST Max Amalgamation
Hamilton, Bermuda — June 8, 2009 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that it has delivered a further increased offer to the Board of Directors of IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR) for the amalgamation of Validus and IPC. Under Validus’ increased offer, IPC shareholders will now receive $3.75 in cash for each IPC common share, an increase of $0.75 per share in cash from Validus’ previous offer, and 1.1234 Validus voting common shares.
The increased offer provides IPC shareholders with total consideration of $30.67 per IPC share based on Validus’ closing price on Friday, June 5th, 2009, a 9.8% premium to IPC’s closing price that day and a 24.9% premium based on the closing prices of Validus and IPC on March 30, 2009, the last trading day before the announcement of Validus’ initial offer.
“This significant cash increase maintains the clear superiority of Validus’ offer,” stated Ed Noonan, Validus’ Chairman and Chief Executive Officer. “Unlike the proposed amalgamation with Max, the Validus offer provides a substantial premium to IPC shareholders, a significantly larger cash component, and the opportunity to benefit from being part of a much stronger, far more profitable, and well diversified company. We are fully committed to providing IPC shareholders with the superior economics of our offer if the proposed Max amalgamation is rejected at IPC’s shareholders meeting on June 12th.”
Validus is also amending the terms of its Exchange Offer for all of the outstanding common shares of IPC, as well as its previously announced Scheme of Arrangement, to reflect its increased offer for IPC.
Vote AGAINST Proposed Max Amalgamation
IPC’s annual general meeting is only 4 days away. Validus urges IPC shareholders to preserve their right to receive Validus’ superior offer by voting AGAINST the proposed Max amalgamation on the GOLD proxy card TODAY. Shareholders who have previously voted on IPC’s white proxy card are urged to revoke or change that vote by contacting Georgeson Inc. toll-free at (888) 274-5119 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.
For the latest copies of the transaction documents, proxy materials and an investor presentation detailing the benefits of Validus’ superior offer, please visit www.ValidusTransaction.com.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
OR
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, those set forth in the proxy statements and registration statement that Validus has filed with the Securities and Exchange Commission (“SEC”) relating to its proposed acquisition of IPC, and should be read in conjunction with the cautionary statements and risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Acquisition and Where to Find It:
This press release relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.75 in cash. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the press release of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to IPC shareholders seeking proxies

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to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”). Validus has also sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
Participants in the Solicitation:
Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
# # #

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Analysis of June 4, 2009 Waiver to Max / IPC Amalgamation Agreement June 8, 2009 Strictly Private and Confidential 0

Cautionary Note Regarding Forward-Looking Statements Cautionary Note Regarding Forward-Looking Statements: This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed acquisition on the terms set forth in the improved Validus amalgamation offer; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed acquisition; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from the Validus Offer for IPC, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. No rating agency (A.M. Best, Moody’s, or Standard & Poor’s) has specifically approved or disapproved or otherwise taken definitive action on the potential transaction. 1

Proposed Acquisition Additional Information about the Proposed Acquisition and Where to Find It: This presentation relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.75 in cash. This presentation is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents. This presentation is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to IPC shareholders seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”). Validus has also sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000. Participants in the Solicitation: Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders. 2

Analysis of June 4, 2009 Waiver to Max / IPC Amalgamation Agreement Per IPC Share and Per Max Share Impact of Dividends IPC Max Pre-Close Dividend Special One-time Cash Dividend [1] $1.50 $0.00 2 3 Ex-dividend Effect on Stock (0.87) (0.41) Subtotal (A) $0.63 ($0.41) Post-Close Dividend Special One-time Cash Dividend [4] $1.00 $0.64 Ex-dividend Effect on Stock (1.00) (0.64) 5 Subtotal (B) $0.00 $0.00 Total Effect on Shareholder Value (A+B) $0.63 ($0.41) Share Price Trading Performance on June 5th 6/4/2009 6/5/2009 $ Change IPC Closing Price $27.26 $27.93 $0.67 Max Closing Price $17.27 $16.96 ($0.31) Validus Closing Price $24.03 $23.96 ($0.07) [1] Declared prior to the effective time and paid one business day after the effective time [2] Calculated as ($1.50 special dividend) * (58% pro forma shareholding post-effective time) [3] Calculated as ($1.50 special dividend) * (42% pro forma shareholding post-effective time) * (0.6429x exchange ratio) [4] Record date 21 days after the effective date and payment one day after the record date [5] Calculated as ($1.00 special dividend) * (0.6429x exchange ratio) 3